CITICORP AND SUBSIDIARIES
       CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
       INCLUDING PREFERRED STOCK DIVIDENDS
       (In Millions)

                                                                                                             NINE MONTHS
                                                               YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                             --------------------------------------------------------    -------------------
                                                1997       1996        1995       1994         1993        1998         1997
                                             ---------   ---------   --------   ----------   --------    ----------   ------
EXCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS) .........       3,468       3,435       4,110       5,906       6,324       2,620       2,561
     INTEREST FACTOR IN RENT EXPENSE ..         159         150         140         143         147         129         116
     DIVIDENDS--PREFERRED STOCK .......         223         261         553         505 (A)     465         126         170
                                             ------      ------      ------      ------      ------      ------      ------

        TOTAL FIXED CHARGES ...........       3,850       3,846       4,803       6,554       6,936       2,875       2,847
                                             ------      ------      ------      ------      ------      ------      ------

INCOME:
     NET INCOME .......................       3,591       3,788       3,464       3,422 (B)   1,919 (C)   2,692       2,530
     INCOME TAXES .....................       2,131       2,285       2,121       1,189         941       1,615       1,518
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS) ..............       3,627       3,585       4,250       6,049       6,471       2,749       2,677
                                             ------      ------      ------      ------      ------      ------      ------

        TOTAL INCOME ..................       9,349       9,658       9,835      10,660       9,331       7,056       6,725
                                             ======      ======      ======      ======      ======      ======      ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS ...        2.43        2.51        2.05        1.63        1.35        2.45        2.36
                                             ======      ======      ======      ======      ======      ======      ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE .................      13,081      12,409      13,012      14,902      16,121      11,005       9,650
     INTEREST FACTOR IN RENT EXPENSE ..         159         150         140         143         147         129         116
     DIVIDENDS--PREFERRED STOCK .......         223         261         553         505 (A)     465         126         170
                                             ------      ------      ------      ------      ------      ------      ------

        TOTAL FIXED CHARGES ...........      13,463      12,820      13,705      15,550      16,733      11,260       9,936
                                             ------      ------      ------      ------      ------      ------      ------

INCOME:
     NET INCOME .......................       3,591       3,788       3,464       3,422 (B)   1,919 (C)   2,692       2,530
     INCOME TAXES .....................       2,131       2,285       2,121       1,189         941       1,615       1,518
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS) ..............      13,240      12,559      13,152      15,045      16,268      11,134       9,766
                                             ------      ------      ------      ------      ------      ------      ------

        TOTAL INCOME ..................      18,962      18,632      18,737      19,656      19,128      15,441      13,814
                                             ======      ======      ======      ======      ======      ======      ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS ...        1.41        1.45        1.37        1.26        1.14        1.37        1.39
                                             ======      ======      ======      ======      ======      ======      ======

(A)   CALCULATED ON A BASIS OF AN ASSUMED TAX RATE OF 29% FOR 1994.

(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.

(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.